UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 21, 2018

Cidara Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36912	46-1537286
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6310 Nancy Ridge Drive, Suite 101
San Diego, California 92121
(858) 752-6170
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this report, “Cidara Therapeutics,” “Cidara,” “Company,” “we,” “us” and “our” refer to Cidara Therapeutics, Inc.
Item 8.01 Other Events.
On March 21, 2018, the Company reported supplemental topline results from the STRIVE global, randomized Phase 2 clinical trial of rezafungin acetate, as well as the results of its recently completed definitive Phase 1 QT clinical trial of rezafungin conducted in accordance with FDA guidance.
Supplemental STRIVE topline clinical data
STRIVE was an international, multicenter, double-blind clinical trial evaluating the safety, tolerability and efficacy of once-weekly dosing of rezafungin compared to once-daily dosing of caspofungin in patients with candidemia and/or invasive candidiasis. Patients were randomized to one of two rezafungin arms or to the caspofungin arm. In the two rezafungin arms of the trial, patients received either 400 mg of rezafungin administered intravenously once weekly for two to four weeks (Group 1), or 400 mg for the first week followed by 200 mg once weekly for up to four weeks in total (Group 2). In the comparator arm (Group 3), patients received daily caspofungin administered intravenously according to the approved prescribing information, with an optional step down to oral fluconazole. The STRIVE trial results include efficacy data from 92 treated patients (the mycological intent-to-treat, or mITT, population) and safety and tolerability results from 104 patients, from 31 trial sites in North America and Europe. The trial was not statistically powered to demonstrate superiority or non-inferiority and therefore comparisons of efficacy are directional.
With respect to the previously-reported topline data relating to efficacy, Cidara noted an imbalance in the numbers of patients with indeterminate responses in the 400mg/400mg dosing group. Indeterminate responses indicate an inability to assess an outcome due to one or more missing data points, most of which related to missed visits or difficulties in obtaining the multiple repeat blood draws for the culture required for full assessment.
The company further evaluated the 12 indeterminate outcomes in the Overall Success primary endpoint (Table 1), as well as the reasons for these indeterminate outcomes (Table 2). The company assessed whether the principal investigator designated these outcomes as cure or failure, irrespective of any missing data points.
When the investigator-assessed outcomes are considered as surrogates for the programmatic indeterminate responses for the Overall Response outcome at Day 14, Overall Success rates are as follows:

Table 1: Overall Response Adjusted for Investigators' Assessment of Programmatic Indeterminate Outcomes
	Group 1: Rezafungin once weekly 400 mg N= 33	Group 2: Rezafungin once weekly 400mg Wk1/200mg N= 31	Group 3: Caspofungin once daily 70 mg D1/50 mg N= 28
n (%)
Overall Success (Day 14)	24 (72.7)	23 (74.2)	20 (71.4)
Failures	9 (27.3)	8 (25.8)	8 (28.6)

A summary of the 12 patients with indeterminate outcomes on the primary endpoint of Overall Success is as follows:

Table 2: Assessment of Programmatic Indeterminate Overall Response
Reason for Indeterminate Response:	Group 1: Rezafungin once weekly 400 mg N= 7		Group 2: Rezafungin once weekly 400mg Wk1/200mg N= 3		Group 3: Caspofungin once daily 70 mg D1/50 mg N= 2
	Investigator Assessment of Clinical Response
	Cure	Indeterminate (I) / Failure (F)	Cure	Indeterminate (I) / Failure (F)	Cure	Indeterminate (I) / Failure (F)
Systemic Signs assessment not completed	2	1 (F)			1
Inadequate number of cultures	2		1		1
Lost to Follow-up prior to Day 14				1 (I)
Withdrew consent				1 (I)
Missed systemic signs at baseline	1
Non-compliance with study		1 (I)
QT clinical trial results
The QT clinical trial was a Phase 1, single-center, randomized, comparative study of the effect of single-ascending doses of rezafungin, IV placebo, and a single oral dose of moxifloxacin (positive control) in healthy adult subjects. The primary objective was to assess the effects of rezafungin on QT interval. Secondary objectives included assessments of other cardiac conduction parameters, including PR intervals, QRS intervals and heart rate.
The trial enrolled 60 healthy adult subjects into two cohorts of 30 subjects, each with three dose groups, rezafungin (600 mg IV in Cohort 1 and 1400 mg IV in Cohort 2), IV placebo and oral moxifloxacin. The rezafungin doses of 600 mg and 1400 mg were selected to achieve peak concentrations up to 2.5-fold higher than the expected peak concentration of the 400 mg dose given once-weekly for three weeks. The trial was conducted in accordance with FDA feedback and relevant guidance.
The results of the trial indicated that rezafungin in single doses up to 1400 mg IV had no significant effect on QT prolongation or on any of the other cardiac conduction parameters tested.

Statements contained in this report regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the effectiveness, safety, and other attributes of rezafungin, including the potential for these compounds to successfully treat or prevent infections, including those caused by resistant pathogens, the potential for rezafungin to have advantages over the current standard of care in the treatment or prevention of invasive fungal infections, and the design and timing of rezafungin Phase 3 clinical trials. Risks that contribute to the uncertain nature of the forward-looking statements include: the success and timing of Cidara’s preclinical studies and clinical trials; regulatory developments in the United States and foreign countries; changes in Cidara’s plans to develop and commercialize its product candidates; Cidara’s ability to obtain additional financing; Cidara’s ability to obtain and maintain intellectual property protection for its product candidates; and the loss of key scientific or management personnel. These and other risks and uncertainties are described more fully in Cidara’s Form 10-K most recently filed with the United States Securities and Exchange Commission. All forward-looking statements contained in this report speak only as of the date on which they were made. Cidara undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cidara Therapeutics, Inc.

Date: March 21, 2018	/s/ Jeffrey L. Stein
Jeffrey L. Stein
President and Chief Executive Officer (Principal Executive Officer)

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